As filed with the Securities and Exchange Commission on April 12, 2006

Registration No. 333-118871

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POINT CENTER MORTGAGE FUND I, LLC
(Exact name of registrant as specified in governing instruments)

30900 Rancho Viejo Road, Suite 100
San Juan Capistrano, California 92675
(949) 661-7070
(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

DAN J. HARKEY
President and Chief Executive Officer
Point Center Financial, Inc.
30900 Rancho Viejo Road, Suite 100
San Juan Capistrano, California 92675
(949) 661-7070
(Name and address including zip code, and telephone number, including area code, of agent for service)

With a copy to:
GREGORY W. PRESTON, Esq.
Corporate Law Solutions, P.C.
2112 Business Center Drive, 2nd Floor
Irvine, California 92612
(949) 252-9252

Approximate date of commencement of proposed sale to the public:
As soon as practicable following effectiveness of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Units of Limited Liability Company Interest	$500,000,000	$63,350(3)

(1)	Includes $20,000,000 of the units that are being offered under our distribution reinvestment plan.
(2)	Calculated in accordance with the provisions of Rule 457(o) of the Securities Act.
(3)	Previously paid.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE:

This Post-Effective Amendment No. 1 is being filed by Point Center Mortgage Fund I, LLC pursuant to Rule 462(d) under the Securities Act of 1933 for the sole purpose of filing an additional exhibit.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36. Financial Statements and Exhibits.

        (a)   Financial Statements: See "Index to Financial Statements" and the financial statements appearing thereafter in Part I of this registration statement.

        (b)   Exhibits:

3	Certificate of Formation of Registrant*
4.1	Operating Agreement of Registrant (included as Exhibit A to the prospectus)
4.2	Subscription Agreement and Power of Attorney (included as Exhibit B to the prospectus)
4.3	Distribution Reinvestment Plan (included as Exhibit C to the prospectus)

5.1	Opinion of Corporate Law Solutions, P.C. with respect to legality of the securities*
8	Opinion of Orrick Herrington & Sutcliffe, LLP with respect to federal income tax matters*

23.1	Consent of Corporate Law Solutions, P.C. (contained in Exhibit 5.1)
23.2	Consent of Orrick Herrington & Sutcliffe, LLP (contained in Exhibit 8)
23.3	Consent of James J. Fuchs, Certified Public Accountant (accountant) (Point Center Mortgage Fund I, LLC and Point Center Financial, Inc.)
24	Power of Attorney*

* Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Juan Capistrano, California, on April 12, 2006.

POINT CENTER MORTGAGE FUND I, LLC

By:	Point Center Financial, Inc., Its sole manager
By	/s/ DAN J. HARKEY
Dan J. Harkey President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Point Center Financial, Inc.	Sole Manager (Principal Executive Officer and Principal Financial Officer)	April 12, 2006

By:	/s/ DAN J. HARKEY
Dan J. Harkey President and Chief Executive Officer

POINT CENTER MORTGAGE FUND I, LLC

INDEX TO EXHIBITS

3	Certificate of Formation of Registrant*

4.1	Operating Agreement of Registrant (included as Exhibit A to the prospectus)

4.2	Subscription Agreement and Power of Attorney (included as Exhibit B to the prospectus)

4.3	Unit Distribution Reinvestment Plan (included as Exhibit C to the prospectus)

5.1	Opinion of Corporate Law Solutions, P.C. with respect to legality of the securities*

8	Opinion of Orrick Herrington & Sutcliffe, LLP with respect to federal income tax matters*

23.1	Consent of Corporate Law Solutions, P.C. (contained in Exhibit 5.1)

23.2	Consent of Orrick Herrington & Sutcliffe, LLP (contained in Exhibit 8)

23.3	Consent of James J. Fuchs, Certified Public Accountant (accountant) (Point Center Mortgage Fund I, LLC and Point Center Financial, Inc.)

24	Power of Attorney *

* Previously filed.